                                                                    Exhibit 3.11


                              STATE OF MISSISSIPPI

                                     [SEAL]

                               SECRETARY OF STATE
                                  DICK MOLPUS

================================================================================

           * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

                   Mississippi Corporation Information System

            Corporation Name
            PUMP AND SAVE, INC.

            Corp ID: 0566481

            Filed:  09/26/1989 AT 8:00 A. M.


                                                /s/ Dick Molpus

                                                 Dick Molpus
                                                 Secretary of State


            Filing Fee Receipt:  $50.00


                               Secretary of State
                                  P.O. Box 136
                               Jackson, Ms 39205
                                 (601) 359-1350

           * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *


================================================================================

             401 MISSISSIPPI STREET - P.O. BOX - 135 JACKSON, MS 39205
                             TELEPHONE (601) 359-1350

                           ARTICLES OF INCORPORATION
                            (Attach conformed copy)

                          |X| PROFIT     |_| NONPROFIT
                             (Mark Appropriate Box)

      The undersigned persons, pursuant to Section [ILLEGIBLE] (if a profit corporation) or Section [ILLEGIBLE] (if a nonprofit corporation) of the Mississippi Code of 1972, hereby execute the following document and set forth

1. The name of the corporation is

                        Pump And Save, Inc.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2. Domicile address is  453 North Mill Street
                      ----------------------------------------------------------
                                    STREET

                        Jackson, Mississippi, Hinds 39202
--------------------------------------------------------------------------------
                             CITY/STATE/COUNTY/ZIP

3. The period of duration is    Perpetual     (NONPROFIT ONLY may be perpetual).
                             ----------------

4. (a) The number (and classes, if any) of shares the corporation is authorized to issue is (are) as follows (THIS IS FOR PROFIT ONLY):

                  Class(es)                     No. of Shares Authorized
                  ---------                     ------------------------

                   Common                               500
            -----------------------       ----------------------------------

            -----------------------       ----------------------------------

            -----------------------       ----------------------------------

4. (b) If more than one (1) class of shares is authorized, the preferences, limitations, and relative rights of each class are as follows:


5. The street address of its initial registered office is

                        453 North Mill Street
--------------------------------------------------------------------------------
                                    STREET

                        Jackson, Mississippi, Hinds 39202
--------------------------------------------------------------------------------
                             CITY/STATE/COUNTY/ZIP

   and the name of its initial registered agent at such address is

                        W. H. Holman, Jr.
--------------------------------------------------------------------------------

6. The name and complete address of each incorporator is as follows (PLEASE TYPE OR PRINT)

      J. Cal Mayo, Jr., 1700 Deposit Guaranty Plaza, Jackson, Mississippi 39201
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  [ILLEGIBLE]

7. Other provisions     See attached for other provisions
                    ------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                                /s/ J. Cal Mayo, Jr.
                                         ---------------------------------------

                                                  INCORPORATORS (SIGNATURES)
                                         ---------------------------------------

The Directors of the Corporation shall be:

      W. H. Holman, Jr.
      W. H. Holman, III
      Marie H. Swayze
      Charles H. Holman, Jr.
      Judson H. Kroeze
      W. B. McCarty, Jr.
      Betty M. Edwards
      Roger P. Friou

            [Letterhead of Butler, Snow, O'Mara, Stevens & Cannada]


September 25, 1989                                                   [ILLEGIBLE]

HAND DELIVERY

Secretary of State
Corporations Division
6th Floor, Magnolia Federal Bank Building
Jackson, Mississippi 39201

      Re:  Pump and Save, Inc.

Dear Sir:

      Enclosed herewith please find the duly executed Articles of Incorporation of Pump and Save, Inc., in duplicate, along with our firm check in the amount of $50.00 in payment of your filing fee. Please review these Articles and, if they meet with your approval, file them of record in your office and issue the Certificate of Incorporation.

      Please hold the Certificate of Incorporation for the undersigned to be picked up by our messenger. If you have any questions or if you need any additional information with respect to this matter, please do not hesitate to contact us.

                                         Very truly yours,

                                         BUTLER, SNOW, O'MARA, STEVENS & CANNADA


                                         /s/ J. Cal Mayo, Jr.

                                         J. Cal Mayo, Jr.

JCMjr:sw
Enclosure

                                  EXHIBIT "A"

                                       to
                             ARTICLES OF AMENDMENT
                              PUMP AND SAVE, INC.

      8. A director of the corporation shall not be liable to the corporation or its shareholders for money damages for an action taken, or any failure to take any action, as a director, except as liability for:
            (i) the amount of a financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; (iii) a violation Miss. Code Ann. ss. 79-4-8.33 (1972), as amended, or (iv) an intentional violation of criminal law. No amendment or repeal of this article shall apply to or have any effect on the liability or alleged liability of any other director of the corporation for or concerning any action by a director occurring prior to such amendment or repeal.

                                                                          272534

                             ARTICLES OF AMENDMENT

                                     PROFIT

      The undersigned corporation, pursuant to Section 79-4-10.06 of the Mississippi Code of 1972, hereby executes the following document and sets forth:

1.    The name of the corporation is Pump and Save, Inc.

2.    The text of each amendment adopted is attached as Exhibit "A".

3.    The amendments were adopted October 16, 1991.

4. (a) The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting was:

                                           No. of Votes          No. of Votes
Designation        No. Outstanding        Entitled to be         Indisputably
of Shares               Shares                Cost              Representated
---------          ---------------        --------------        -------------

Common stock             250                  250                    250

     (b) the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was:

                        Total No. of            TotaL No. of Votes
Voting Group            Votes Cast FOR          Cast AGAINST
------------            --------------          ------------------

Common Stock                  250                   -0-

      DATED: November 29, 1991.

                                       PUMP AND SAVE, INC.



                                       BY: /s/ Roger P. Friou
                                           ------------------------------
                                           Roger P. Friou
                                           Vice Chairman of the Board, Chief
                                           Financial Officer and Secretary

                                       [ILLEGIBLE]  8:00 A.M.

                                       Amount Received:

                                              $50.00


                                       Filed:    12/21/91

                                       /s/ [ILLEGIBLE]
                                       ---------------------
                                       Secretary of State

                                       State of Mississippi

                                                                   FILED
                                                                 Mar 05 1996
                                                                 ERIC CLARK
                                                                 SECRETARY
                                                                 OF STATE

                      ARTICLES OF MERGER OR SHARE EXCHANGE
                                     PROFIT

The undersigned corporations, pursuant to Section 79-4-11.05, as amended, hereby execute the following articles of merger a share exchange and set forth:

1. The names of the corporations are Pump and Save, Inc., a Mississippi corporation (the "Surviving Corporation") and JJ (Pump and Save), Inc., a Delaware corporation (the "Merging Corporation")

2.    The plan of merger or share exchange. (Attached)

3.    (Mark appropriate box.)

      ( ) (a) Shareholder approval of the plan of merger was not required.

      (X) (b) If approval of the shareholders of one or more corporations party to the merger or share exchange was required.

                  (i) the designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the plan as to each corporation were:


                                             Number of          No. of votes
         Name of                            outstanding        entitled to be
       Corporation         Designation         shares               cast
       -----------         -----------         ------               ----
Pump and Save, Inc.           Common            250                 250

JJ (Pump and Save), Inc.      Common            1000                1000

      (ii) And either

against the plan by each voting group entitled to vote separately on the plan was:

                                          Total Number of     Total Number of
         Name of                           votes cast FOR    votes cast AGAINST
       Corporation         Voting Group       the plan            the plan
       -----------         ------------       --------            --------
Pump and Save, Inc.           Common            250                  0

JJ (Pump and Save), Inc.      Common            1000                 0


      OR

3. b. the total number of undisputed votes cast for the plan separately by each voting group was:

                                                           Total Number of
         Name of                                        Undisputed Votes Cast
       Corporation               Voting Group                FOR the Plan
       -----------               ------------                ------------

------------------------   ------------------------

------------------------   ------------------------

------------------------   ------------------------


and the number cast for the plan by each voting group was sufficient for approval by that voting group.

Pump and Save, Inc.
--------------------------------------------------------------------------------
                               NAME OF CORPORATION

By:  W.H. Holman, Jr./Chairman & CEO         /s/ W.H. Holman, Jr.
     ---------------------------------------------------------------------------
      PRINTED NAME/CORPORATE TITLE            SIGNATURE

JJ (Pump and Save), Inc.
--------------------------------------------------------------------------------
                                   CORPORATION

By:  Harold O. Rosser, II/President          /s/ Harold O. Rosser
     ---------------------------------------------------------------------------
      PRINTED NAME/CORPORATE TITLE            SIGNATURE

--------------------------------------------------------------------------------
                               NAME OF CORPORATION

By:
     ---------------------------------------------------------------------------
      PRINTED NAME/CORPORATE TITLE            SIGNATURE

NOTE

1. If shareholder approval is required, the plan must be approved by each voting group entitled to vote on the plan by a majority of all votes entitled to be cast by that voting group unless the Act or the articles of incorporation provide for a greater or lesser vote, but not less than a majority of all votes cast at a meeting.

2. The articles cannot be filed unless the corporation(s) has (have) paid all fees and taxes (and delinquencies) imposed law.

3. The articles must be similarly executed by each corporation that is a party to the merger.

                          AGREEMENT AND PLAN OF MERGER

                PUMP AND SAVE, INC. AND JJ (PUMP AND SAVE), INC.

      THIS AGREEMENT AND PLAN OF MERGER (this "Agreement and Plan of Merger"), dated as of March 5, 1996, is made and entered into by and between JJ (Pump And
Save), Inc., a Delaware corporation (the "Merging Corporation"), and Pump And Save, Inc., a Mississippi corporation (the "Surviving Corporation") (such Corporations being sometimes collectively referred to hereinafter as the "Constituent Corporations").

                                   WITNESSETH:

      WHEREAS, the Constituent Corporations desire to effect a merger of the Merging Corporation with and into the Surviving Corporation pursuant to provisions of the Mississippi Business Corporation Act (the "MBCA") and the Delaware General Corporation Law (the "DGCL");

      WHEREAS, the respective Boards of Directors of the Merging Corporation and the Surviving Corporation have determined that it is advisable and in the best interests of each of the Constituent Corporations that the Merging Corporation merge with and into the Surviving Corporation upon the terms and subject to the conditions herein provided;

      WHEREAS, the respective Boards of Directors of the Merging Corporation and the Surviving Corporation have, by resolutions duly adopted, (a) approved this Agreement and Plan of Merger and directed that it be executed by the undersigned officers and (b) have directed that it be submitted to a vote of the shareholders of the Merging Corporation and the shareholders of the Surviving Corporation, respectively;

      WHEREAS, the shareholders of the Merging Corporation and the shareholders of the Surviving Corporation have approved this Agreement and Plan of Merger;

      NOW THEREFORE, in consideration of the approval of the agreements herein contained, the parties agree that the Merging Corporation shall be merged with and into the Surviving Corporation, and that the terms and conditions of such merger shall be as hereinafter set forth.

                                  I. THE MERGER

      1.1. Surviving Corporation. Subject to the terms and provisions of this Agreement and Plan of Merger, and in accordance with the MBCA and the DGCL, at the Effective Time (as defined in Section 1.8 hereof) the Merging Corporation shall be merged with and into the Surviving Corporation (the "Merger"). The Surviving Corporation shall be the surviving corporation of the Merger and shall continue its corporate existence under the laws of the State of Mississippi. At the Effective Time the separate corporate existence of the Merging Corporation shall cease.

      1.2. Registered Office of Surviving Corporation. The Surviving Corporation's registered office in the State of Mississippi is located at 1770 Ellis Avenue, Suite 200, County of Hinds, Jackson, Mississippi 39204, and the name of its registered agent in the State of Mississippi is W.H. Holman, Jr.

      1.3. Effects of the Merger. At the Effective Time, the Merger shall have the effects provided for herein and in Section 79-4-11.06 of the MBCA and Sections 252 and 259 of the DGCL.

      1.4. Articles of Incorporation. As of the Effective Time, the Amended and Restated Articles of Incorporation attached hereto as Exhibit A shall become the

Amended and Restated Articles of Incorporation of the Surviving Corporation (the "Articles of Incorporation") until thereafter duly altered, amended or repealed in accordance with the provisions thereof and applicable law.

      1.5. By-Laws. As of the Effective Time, the By-Laws of the Surviving Corporation as in effect immediately prior to the Effective Time shall become the By-Laws of the Surviving Corporation (the "By-Laws") until thereafter duly altered, amended or repealed in accordance with the provisions thereof, the Articles of Incorporation and applicable law.

      1.6. Directors of the Surviving Corporation. At the Effective Time, the directors of JJ (Pump And Save), Inc. immediately prior to the Merger shall become the directors of the Surviving Corporation and each such person shall serve as a director of the Surviving Corporation until his successor is duly elected and qualified in the manner provided in the By-Laws or as otherwise provided by law or until his earlier death, resignation or removal in the manner provided in the By-Laws or as otherwise provided by law.

      1.7. Officers of the Surviving Corporation. At the Effective Time, each person who is an officer of the Surviving Corporation immediately prior to the Effective Time shall become an officer of the Surviving Corporation with each such person to hold the same office in the Surviving Corporation, in accordance with the By-Laws, as he or she held in the Surviving Corporation immediately prior to the Effective Time.

      1.8. Effective Time. The Merger shall become effective upon filing (the "Effective Time"), provided that a certificate of merger has been filed with the Secretary of State of the State of Delaware in accordance with Section 252 of the DGCL and articles of merger have been filed with the Secretary of State of the State of Mississippi in accordance with the provisions of Section 79-4-11.05 of the MBCA.

             II. MANNER AND BASIS OF EXCHANGING OR CONVERTING SHARES

      2.1. Capitalization of Constituent Corporations.

            (a) The present capitalization of the Surviving Corporation consists of 500 shares of Common Stock, par value $100.00 per share ("Surviving Corporation Common Stock"), 250 shares of which are issued and outstanding.

            (b) The present capitalization of the Merging Corporation consists of 1,000,000 shares of Common Stock, par value $.0l per share ("Merging Corporation Common Stock"), 1,000 shares of which are issued and outstanding and 1,000,000 shares of Preferred Stock, par value $.01 per share, none of which is issued and outstanding.

      2.2. Exchange or Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, all of the shares of Merging Corporation Common Stock shall be cancelled and all of the Surviving Corporation Common Stock issued and outstanding immediately prior to the Effective Time shall remain as fully paid and nonassessable shares of Surviving Corporation Common Stock.

      2.3. Effect of Conversion. At and after the Effective Time, each share certificate which immediately prior to the Effective Time represented outstanding shares of Surviving Corporation Common Stock (a "Surviving Corporation Certificate") shall be deemed for all purposes to evidence ownership of, and to represent, the number of shares of Surviving Corporation Common Stock represented by such certificates immediately prior to the Effective Time pursuant to Section 2.2 hereof. The registered owner of any Surviving Corporation Certificate outstanding immediately prior to the Effective Time as such owner appears in the books and records of the Surviving Corporation immediately prior to the Effective Time, shall, until the Surviving Corporation Certificate is surrendered for transfer or exchange, have and be entitled to exercise any voting and other rights and, subject to Section
2.4 hereof, to receive any dividends or other distributions on the shares of Surviving Corporation Common Stock.

      2.4. Surrender of Certificates.

            The holder of a Merging Corporation Certificate shall surrender the Merging Corporation Certificate after the Effective Time to the Surviving Corporation for cancellation.

      2.5. Effect of Dissenters' Rights. All shares of stock of the Constituent Corporations have been voted in favor of the Merger; therefore, no shareholders are entitled to elect dissenters rights.

                      III. APPROVAL; AMENDMENT; TERMINATION

      3.1. Approval. This Agreement and Plan of Merger has been approved by the shareholders of the Surviving Corporation pursuant to Section 79-4-11.03 of the MBCA and by the shareholders of the Merging Corporation pursuant to Section 251(c) of the DGCL

      3.2. Abandonment. At any time prior to the Effective Time, this Agreement and Plan of Merger may be terminated and the Merger may be abandoned by the Board of Directors of either of the Constituent Corporations, or both, notwithstanding approval of this Agreement and Plan of Merger by the shareholders of the Merging Corporation and the shareholders of the Surviving Corporation.

      3.3. Amendment. This Agreement and Plan of Merger may be amended, modified or supplemented by written agreement of the Constituent Corporations at any time prior to the Effective Time, except as provided in Section 25 1(d) of the DGCL.

                                IV. MISCELLANEOUS

      4.1. Additional Actions.

            (a) Subject to Section 3.3 hereof, if either party hereto shall so request prior to the Effective Time, the other party hereto shall from time to time and at any reasonable time execute and deliver to the other party such other and further documents, instruments and assurances and take such other actions as may be reasonably necessary, appropriate or convenient in order to carry out the purpose and intent of this Agreement and Plan of Merger and the transactions contemplated hereby.

            (b) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that the execution and delivery of any further documents, instruments or assurances or the taking of any other actions may be necessary, appropriate or convenient to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of the Merging Corporation acquired or to be acquired by reason of, or as a result of, the Merger or (ii) otherwise carry out the purpose and intent of this Agreement and Plan of Merger and the transactions contemplated hereby, the Merging Corporation and its proper officers and directors shall be deemed to have granted hereby to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such documents, instruments and assurances and to take all actions necessary, appropriate or convenient to vest, perfect or confirm title to and the possession of such property or rights in the Surviving Corporation and otherwise to carry out the purpose and intent of this Agreement and Plan of Merger and the transactions contemplated hereby and the proper officers and directors of the Surviving Corporation are hereby fully authorized in the name of the Merging Corporation or otherwise to take any and all such action.

      4.2. Notices. All notices and other communications required or permitted hereunder shall be in writing and, unless otherwise provided in this Agreement and Plan of Merger, shall be deemed to have been duly given when delivered to the addressees at the addresses specified below:

            (a) If to the Merging Corporation:

                  JJ (Pump And Save), Inc.
                  126 East 56th Street
                  29th Floor
                  New York, NY 10022
                  Attention: Harold O. Rosser II, President

            (b) If to the Surviving Corporation:

                  Pump And Save, Inc.
                  1770 Ellis Avenue
                  Suite 200
                  Jackson, MS 39204
                  Attention: W.H. Holman, Jr.

or to such other address or addresses as either party may from time to time designate as to itself by like notice.

      4.3. Waiver. The Merging Corporation, on the one hand, and the Surviving Corporation, on the other hand, by written notice to the other, may waive, modify or extend the time for performance of any of the obligations or other actions of the other under this Agreement and Plan of Merger; provided, however, that neither party may without the consent of the other make or grant such extension of time, waiver or modification of performance with respect to its own obligations hereunder. Except as provided in the preceding sentence, no action taken pursuant to this Agreement and Plan of Merger shall be deemed to constitute a waiver of either party's rights hereunder and shall not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

      4.4. Entire Agreement. This Agreement and Plan of Merger supersedes any other agreement, whether written or oral, that may have been made or entered into by the Merging Corporation or the Surviving Corporation (or by any director, officer or representative of such parties) relating to the matters contemplated hereby. This Agreement and Plan of Merger constitutes the entire agreement by and between the parties on the subject hereof and there are no agreements or commitments except as expressly set forth herein.

      4.5. Limitations on Rights of the Parties. Nothing expressed or implied in this Agreement and Plan of Merger is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto and their successors and permitted assigns any rights or remedies under or by reason of this Agreement and Plan of Merger or any transaction contemplated hereby.

      4.6. Applicable Law. This Agreement and Plan of Merger and the legal relations between the parties hereto shall be governed by and construed in accordance with the substantive laws of the State of Mississippi, without giving effect to the principles of conflict of laws thereof, except to the extent that the effectiveness of the Merger may be subject to specific requirements of Delaware law.

      4.7. Execution in Counterparts. This Agreement and Plan of Merger may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

      4.8. Titles and Headings. Titles and headings to articles and sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement and Plan of Merger.

      4.9. Partial Invalidity. If any term or provision of this Agreement and Plan of Merger or the application thereof to any party or circumstance shall, to any extent, be held invalid and unenforceable, the remainder of this Agreement and Plan of Merger, or the application of such term or provision to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement and Plan of Merger shall be valid and enforceable to the fullest extent permitted by law.

      IN WITNESS WHEREOF, the Merging Corporation and the Surviving Corporation have caused this Agreement and Plan of Merger to be executed by their respective duly authorized officers as of the date first above written.

                                        MERGING CORPORATION:

                                        JJ (PUMP AND SAVE), INC., a
                                        Delaware Corporation


                                        By:  /s/ Harold O. Rosser
                                             -------------------------------
                                             Name:  Harold O. Rosser II
                                             Title: President


                                        SURVIVING CORPORATION:

                                        PUMP AND SAVE, INC., a
                                        Mississippi corporation


                                        By:  /s/ W.H. Holman, Jr.
                                             -------------------------------
                                             Name:  W.H. Holman, Jr.
                                             Title: Chairman & CEO

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                               PUMP AND SAVE, INC.

      FIRST: The name of the Corporation is Pump and Save, Inc.

      SECOND: The corporation is authorized to issue 500 shares of Common Stock, without par value. Shareholders shall not have the right to cumulate their votes for directors nor shall the shareholders be entitled to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and cast the product for a single candidate or distribute the product among two (2) or more candidates.

      THIRD: The street address of the corporation's registered office is 453 North Mill Street, Jackson, Mississippi 39202, and the name of its registered agent at that office is W.H. Holman, Jr.

      FOURTH: A director of the corporation will not be liable to the corporation or to its shareholders for monetary damages for any action taken, or any failure to take action, as a director, except liability for (i) the amount of a financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; (iii) a violation of Section 79-4-8.33 of the Mississippi Code of 1972, as amended; or
(iv) an intentional violation of criminal law. If the Mississippi Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Mississippi Business Corporation Act, as so amended. Any repeal or modification of this Article by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

      FIFTH: Provisions with respect to indemnification are as follows:

      (A) Definitions. In this article:

      (1) "corporation" includes this corporation and any domestic or foreign predecessor entity of the corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction;

      (2) "director" means an individual who is or was a director of the corporation or an individual who, while a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A director shall be considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director;

      (3) "expenses" include counsel fees;

      (4) "liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding;

      (5) "official capacity" means: (i) when used with respect to a director, the office of director in the corporation; and (ii) when used with respect to an individual other than a director as Contemplated in Section (G) hereof, the office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. As used herein, "official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise;

      (6) "party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding;

      (7) "proceeding" means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal;

      (B) Authority to Indemnify. (a) Except as provided in subsection (d) hereof, the corporation shall indemnify any individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

      (1) He conducted himself in good faith; and

      (2) He reasonably believed:

            (i) In the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and

            (ii) In all other cases, that his conduct was at least not opposed to its best interests; and

      (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

      (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interest of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii) of Section (B) hereof.

      (c) The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

      (d) The corporation may not indemnify a director under this section:

            (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

            (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

      (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation shall be limited to reasonable expenses incurred in connection with the proceeding.

      (C) Mandatory Indemnification. Unless otherwise limited by these articles of incorporation, the corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

      (D) Advance for Expenses. (a) The corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

            (1) The director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in subsection 2 of Section (B) hereof;

            (2) The director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it shall be ultimately determined that he did not meet the standard of conduct; and

            (3) A determination shall be made that the facts then known to those making the determination would not preclude indemnification under this article.

      (b) The undertaking required by subsection (a) (2) of Section (D) hereof must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

      (c) Determination and authorizations of payments under this section shall be made in the manner specified in Section (F) hereof.

      (E) Court Ordered Indemnification. Unless these articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.

      (F) Determination and Authorization of Indemnification. (a) The corporation may not indemnify a director under Section (B) hereof unless authorized in the specific case after a determination has been made that indemnification of the director shall be permissible in the circumstances because he has met the standard of Conduct set forth in Section (B) hereof.

      (b) The determination shall be made:

            (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

            (2) If a quorum cannot be obtained under subsection (b)(1) of Section (F) hereof, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two (2) or more directors not at the time parties to the proceeding;

            (3)   By special legal counsel:

                  (i) Selected by the board of directors or its committee in the manner prescribed in subsection (b)(1) or (b)(2) of Section (F) hereof; or

                  (ii) If a quorum of the board of directors cannot be obtained under subsection (b)(1) of Section (F) hereof and a committee cannot be designated under subsection (b)(2) of Section (F) hereof, selected by a majority vote of the full board of directors (in which selection directors who are parties may participate); or

            (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

      (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification shall be permissible, except that if the determination shall be made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b)(3) of Section (F) hereof to select counsel.

      (d) The corporation agrees to submit requests for indemnification or advancement of expenses to the board of directors of the corporation or to the shareholders of the corporation, as applicable, within a reasonable time after the director requests in writing that the corporation indemnify the director or advance expenses to him.

      (G) Indemnification of Officers, Employees and Agents. Unless otherwise provided herein:

      (1) An officer of the corporation who is not a director shall be entitled to mandatory indemnification under Section (C) hereof, and shall be entitled to apply for court-ordered indemnification under Section (E) hereof, in each case to the same extent as a director;

      (2) The corporation shall indemnify and advance expenses under this article to an officer of the corporation who is not a director to the same extent as to a director; and

      (3) The corporation shall also indemnify and advance expenses to an officer who is not a director to the extent, consistent with public policy, that may be provided by the articles of incorporation, bylaws, general or specific action of the board of directors or contract.

      (H) Right of Corporation to Insure. The corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify him against such liability under Sections (B) or (C) hereof or applicable law.

      (I) Application of Article. (a) Unless these articles of incorporation provide otherwise, any authorization of indemnification in the articles of incorporation or the bylaws shall not be deemed to prevent the corporation from providing the indemnity permitted or mandated by applicable law.

      (b) The board of directors of the corporation shall have power to make any further indemnity, including advance of expenses, to and to enter contracts of indemnity with any director, officer, employee or agent, except an indemnity against his gross negligence or willful misconduct. Any determination as to any further indemnity shall be made in accordance with subsection (b) of Section (F) hereof. Each such indemnity may continue as to a person who has ceased to have the capacity referred to above and may inure to the benefit of the heirs, executors and administrators of such person.

      (c) The corporation shall pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding when his appearance as a witness is in connection with his serving as a director of the corporation.

      (J) Right to Bring Action to Enforce. The rights to indemnification and to the advancement of expenses conferred under this article shall be contract rights. If a claim under this article is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the director making such claim may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the director shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action that the director has not met the standards of conduct which make it permissible under this article or the laws of the State of Mississippi for the corporation to indemnify the director for the amounts claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the director shall be proper in the circumstances because he has met the applicable standard of conduct set forth under the laws of the State of Mississippi or under these articles of incorporation, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its shareholders) that the director had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the director had not met the applicable standard of conduct.

      Dated: March 5, 1996.

                                        Pump and Save, Inc.

                                        By:  /s/ W.H. Holman, Jr.
                                             ----------------------------------
                                             W.H. Holman, Jr., Chairman and CEO


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